Exhibit 10.22

AMENDMENT NO. 1

TO

AMERICAN CRYSTAL SUGAR COMPANY

2005 LONG TERM INCENTIVE PLAN

WHEREAS, the Board of Directors of American Crystal Sugar Company (“ACSC”) previously adopted the American Crystal Sugar Company 2005 Long Term Incentive Plan (the “Plan”), generally effective January 1, 2005; and

WHEREAS, pursuant to Article 11 of the Plan, the Board of Directors has the authority to amend the Plan at any time; and

WHEREAS, the Board of Directors deems it necessary to modify certain provisions of the Plan to permit participants to make special one-time distribution elections pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, and the notices, regulations and other guidance of generally applicability issued thereunder;

NOW, THEREFORE, RESOLVED, that the American Crystal Sugar Company 2005 Long Term Incentive Plan be and it is hereby amended as follows:

1.                                       Section 6.4(a) of Article 6 of the Plan is hereby amended in its entirety to read as follows:

“(a)                            Payment to or on behalf of a Participant shall be made in one of the following methods as elected by the Participant:

(i)            one lump sum payment; or

(ii)           equal annual installments over a period not to exceed ten (10) years.

If the Participant does not elect a method of distribution, payment shall be made in one lump sum payment.  Notwithstanding the foregoing, prior to December 31, 2007, a Participant may file a one-time election (the “Special Election”) to select a distribution date and method of distribution for his or her Phantom Stock and Deferred Compensation Account; provided, however, that, with respect to a Special Election made on or after January 1, 2006, and on or before December 31, 2006, such Special Election shall not postpone any payment that was otherwise scheduled to be made during calendar year 2006 nor accelerate payment of any portion of the Participant’s Phantom Stock or Deferred Compensation Account to a date within calendar year 2006; and provided, further, that, with respect to a Special Election made on or after January 1, 2007, and on or before December 31, 2007, such Special Election shall not postpone any payment that was otherwise scheduled to be made during calendar year 2007 nor accelerate payment of any portion of the Participant’s Phantom Stock or Deferred Compensation Account to a date within calendar year 2007.  Under any such Special Election, the Participant shall not be required to postpone payment for at least five (5) years after the distribution event. Such election shall be subject to such administrative rules as the Company may deem necessary or desirable for compliance with Code Section 409A and the notices, regulations and other guidance of general applicability issued thereunder.

Upon payment, the Participant shall have no further interest in the Phantom Stock or Deferred Compensation Account that has been distributed, and the Participant shall have no further right to any increase in the value of the Phantom Stock or Deferred Compensation Account.  With the exception of a Participant’s Special Election, a Participant’s election under this Section 6.4 shall not be effective until one year after the election and, if such election revokes a prior distribution election, payment shall made or commence only as permitted by Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.   Further, with the exception of a Participant’s Special Election, in no event will any election under this Section 6.4 be effective if it precedes the Participant’s Separation of Service with the Company by less than one year.”

2.             Except as expressly modified herein, all other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Chief Executive Officer of American Crystal Sugar Company has caused this instrument to be executed as of this 20th day of December, 2006.

AMERICAN CRYSTAL SUGAR COMPANY

		By	/s/ James J. Horvath
James J. Horvath, Chief Executive Officer

STATE OF ARIZONA	)
) SS.
COUNTY OF MARICOPA	)

On this 20th day of December, 2006, before me personally appeared James Horvath, to me personally known, who, being by me first duly sworn, did depose and say that he the Chief Executive Officer of American Crystal Sugar Company, the corporation named in the foregoing instrument; that the seal (if any) affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed (if sealed) on behalf of said corporation by authority of its Board of Directors; and he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Catherine P. Hayes
Notary Public